EXHIBIT 4.3

RALPH LAUREN CORPORATION,

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of [                ], 20[     ]

CROSS-REFERENCE TABLE

Certain Sections of this Indenture relating to Sections 310 through

318, inclusive, of the Trust Indenture Act of 1939, as amended:

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.9; 7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	7.8; 7.10
(c)	Not Applicable
311(a)	7.11
(b)	7.11
(c)	Not Applicable
312(a)	2.5
(b)	11.3
(c)	11.3
313(a)	7.6
(b)(1)	Not Applicable
(b)(2)	7.6
(c)	7.6
(d)	7.6
314(a)	4.5; 4.8; 10.2
(b)	Not Applicable
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	11.5
(f)	4.5
315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(last sentence)	11.6
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	Not Applicable
(b)	6.7
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	11.1

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE, dated as of [                ], 20[    ], between ralph lauren corporation, a Delaware corporation (the “Company”) and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s unsecured senior debt securities in one or more series (the “Notes”) of substantially the tenor hereinafter provided, and to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes or of a series thereof, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.

“Additional Notes” means Notes of a series issued from time to time after the initial Issue Date for such series under the terms of this Indenture (other than pursuant to Sections 2.6, 2.8, 2.10, 3.6 and 9.5 of this Indenture, in the case of Notes of any series that are not already Additional Notes of such series).

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Board of Directors” or “Board” means, with respect to any Person, the Board of Directors of such Person, any management committee of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors or such management committee.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

“Change of Control” means (1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets); (2) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person; (3) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; (4) the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act); or (5) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means the Person named as the “Company” in the preamble to this Indenture until a successor corporation shall have succeeded to such Person pursuant to the applicable provisions of this Indenture, and thereafter, the “Company” shall mean such successor corporation.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such Redemption Date.

“Consolidated Net Assets” means, as of the date of determination thereof, the excess of (1) the aggregate consolidated net book value of the assets of the Company and its Subsidiaries after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) over (2) all of the aggregate liabilities of the Company and its Subsidiaries, including all items which, in accordance with GAAP, would be included on the liability side of the balance sheet (other than Equity Interests, treasury stock, capital surplus and retained earnings), in each case determined on a consolidated basis (after eliminating all inter-company items) in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the initial Issue Date for the relevant series or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were member of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, this Indenture shall be principally administered; which office at the date of the execution of this Indenture is located at 625 Marquette Avenue, 11th Floor, Minneapolis, MN 55470, MAC N-9311-115, Attention: Corporate Trust Services or at any other time at such other address as the Trustee may designate from time to time by written notice to the Holders.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date hereof, unless provided otherwise in a supplemental indenture.

“Global Credit Facility” means the Credit Agreement, dated March 10, 2011, among the Company, Acqui Polo C.V., Ralph Lauren Corporation Japan and Ralph Lauren Asia Pacific Limited, as the borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Company in good faith designates to be its principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Company deems reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an officers’ certificate delivered to the trustee.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee”, when used as a verb, has a correlative meaning.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the security register books of the Registrar.

“incur” means issue, assume, guarantee or otherwise become liable for.

“Indebtedness” means, with respect to any Person, obligations (other than Non-recourse Obligations) of such Person for borrowed money (including, without limitation, Indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means [                ], [                ] or their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Interest Payment Date” means as to each series of Notes the Stated Maturity of an installment of interest on such Notes.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means, with respect to a series of Notes, the date on which Notes of such series are issued.

“Lien” means any mortgage, security interest, pledge, lien, charge or other similar encumbrance.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any of the Company’s direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of properties of the Company or any of the Company’s direct or indirect Subsidiaries, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Company or any of the Company’s direct or indirect Subsidiaries or any of the Company’s or such Subsidiary’s assets other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Officer” means the Chief Executive Officer, President, the Controller, the Chief Operating Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Secretary or the Assistant Secretary, as applicable.

“Officers’ Certificate” means a certificate signed by any two Officers of the Company.

“Opinion of Counsel” means a written opinion from legal counsel to the Company. The counsel may be an employee of the Company. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or governmental or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

“Permitted Holders” means (a) Mr. Ralph Lauren, (b) his affiliates, immediate family, lineal descendants, heirs at law and his estate and the beneficiaries thereof, (c) any trust, corporation, limited liability company, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially owning a majority of the interests of which consist of Mr. Ralph Lauren or the Persons referred to in clause (b) or (c), (d) any trust, the majority of the trustees of which consist of Mr. Ralph Lauren or the Persons referred to in clauses (b) or (c) and (e) any group in which Mr. Ralph Lauren or the Persons referred to in clauses (b), (c), or (d) own more than a majority of the voting power of the Voting Stock held by such group.

“Person” means any individual, corporation, partnership (general, limited or limited liability), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“principal” means the principal of the Notes of each series plus the premium, if any, payable on the Notes of each series that is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term “principal” shall not include the premium with respect to which such calculation is being made.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories: BBB, BB, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (3) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and – for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB– to B+, will constitute a decrease of one gradation).

“Rating Date” means the date that is 60 days prior to the earlier of (1) a Change of Control and (2) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a) or (b) below on, or within 60 days after, the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) in the event the Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies, or (b) in the event the Notes (1) are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency or (2) below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories). Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).

“Redemption Date” shall mean the date specified for redemption of the Notes of any series in accordance with the terms of the Notes of such series and Section 3.1.

“Reference Treasury Dealer” means [                ] or [                ] and two other Primary Treasury Dealers selected by the Company, and each of their respective successors and any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal of and premium, if any, and interest on such Note that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by DTC) or any successor person thereto and shall initially be the Trustee.

“Stated Maturity” means, with respect to any Note, the date specified in such security as the fixed date on which the payment of principal of such Note is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof until the exercise of such option by such holder).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue. In determining this rate, the Company will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the U.S. Trust Indenture Act of 1939, as so amended.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the Company’s option.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“Affiliate”	10.6
“Agent Members”	2.1	(d)
“Authenticating Agent”	2.2
“Authentication Order”	2.2
“Bankruptcy Law”	6.1
“Change of Control Offer”	4.4
“covenant defeasance option”	8.1	(b)
“Custodian”	6.1
“Definitive Notes”	2.1	(e)
“Event of Default”	6.1
“Global Notes”	2.1	(a)
“legal defeasance option”	8.1	(b)
“Notes”	Recitals
“Notice of Default”	6.1
“Paying Agent”	2.3
“Registrar”	2.3
“Successor”	5.1

SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following terms in the Trust Indenture Act have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4. Rules of Construction . For purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “including” means including without limitation;

(4) words in the singular include the plural and words in the plural include the singular;

(5) all references to Notes of any series shall refer also to any Additional Notes of such series issued in the form of Notes of such series pursuant to Section 2.14;

(6) all references to the date the Notes of any series were originally issued shall refer to the Issue Date or the date any Additional Notes of any series were originally issued, as the case may be; and

(7) all references herein to particular Sections or Articles shall refer to this Indenture unless otherwise so indicated.

ARTICLE II

THE NOTES

SECTION 2.1. Form, Dating, Title and Terms . (a) The Notes of each series shall be substantially in the form attached as Exhibit A, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate provisions as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws or the rules of any securities exchange or DTC or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution thereof. If the form of Notes of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.2 with respect to the authentication and delivery of such Notes.

The Trustee’s certificate of authentication shall be substantially in the form set forth in this Article.

The definitive Notes shall be printed, lithographed or engraved on a steel engraved border or on steel engraved borders or produced by any combination of these methods, if required by any securities exchange on which the Notes may be listed, or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

The Notes of each series shall be issued on the Issue Date therefor in the form of a permanent global Note (each, a “Global Note” and, collectively, the “Global Notes”), deposited with the Trustee, as custodian for DTC, duly executed by the Company, authenticated by the Trustee as hereinafter provided and dated the date of their authentication. Each Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in Minneapolis, Minnesota, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) upon request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States maintained by the payee. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.

(b) Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(c) Legend for Global Notes. The Global Notes shall bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(d) Book-Entry Provisions.

(1) This Section 2.1(d) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.

(2) Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear the legend set forth in Section 2.1(c).

(3) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(4) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (e) of this Section 2.1 to beneficial owners who are required to hold Definitive Notes, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of the relevant series of like tenor and amount.

(5) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (e) of this Section 2.1, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of the relevant series of authorized denominations.

(6) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(e) Definitive Notes.

(1) Except as provided below, owners of beneficial interests in a Global Note shall not be entitled to have Notes represented by the Global Note registered in their name or to receive certificated Notes (“Definitive Notes”). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (a) DTC notifies the Company that it is unwilling or unable to continue as depository for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depository, and in each case a successor depository is not appointed by the Company within 90 days of such notice, (b) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable or (c) an Event of Default has occurred and is continuing with respect to the Notes of a series and the Registrar has received a request from DTC to exchange the Global Note for such series for Definitive Notes of such series.

(2) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d)(4) or (5) shall bear the legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c).

(f) Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Notes referred

to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By

Authorized Signatory

Dated:                 ,

(g) Title and Terms.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Notes may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of a series:

(1) the title of the Notes of such series, which shall distinguish the Notes of the series from all other Notes;

(2) the limit, if any, upon the aggregate principal amount of the Notes of such series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes of the same series pursuant to Sections 2.6, 2.8, 2.10, 3.6 or 4.4 and except for any Notes that, pursuant to Section 2.2, are deemed never to have been authenticated and delivered hereunder); provided, however, except as otherwise specified as contemplated by this Section 2.1 with respect to the Notes of any series, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

(3) the Stated Maturity or Maturities on which the principal of the Notes of such series is payable or the method of determination thereof;

(4) the rate or rates, if any, at which the Notes of such series shall bear interest or the method of determining such rate or rates, the Interest Payment Dates on which such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, the regular record date (if other than as defined in this Indenture) for the interest payable on any Interest Payment Date and the dates from which interest shall accrue and the method of determining these dates;

(5) the place or places where the principal of (and premium, if any) and interest on the Notes of such series shall be payable, the place or places where the Notes of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Notes of such series may be made;

(6) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Notes of such series may be redeemed or prepaid, in whole or in part, at the option of the Company;

(7) the obligation or the right, if any, of the Company to redeem, repay or purchase the Notes of such series, including pursuant to any sinking fund, purchase fund, amortization or analogous provisions, or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Notes of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation or right;

(8) the denominations in which any Notes of such series shall be issuable, if other than denominations set forth in Section 2.1(b);

(9) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company set forth herein or to Sections 9.1 or 9.2, in each case with respect to the Notes of such series;

(10) if other than the principal amount thereof, the portion of the principal amount of Notes of such series that shall be payable upon declaration of acceleration of the Stated Maturity thereof;

(11) the additions or changes, if any, to this Indenture with respect to the Notes of such series as shall be necessary to permit or facilitate the issuance of the Notes of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(12) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Notes of such series or the manner in which such amounts will be determined;

(13) the issuance of a temporary Note (which may include a Global Note) representing all of the Notes of such series and the terms upon which such temporary Global Note may be exchanged for definitive Notes of such series;

(14) whether the Notes of the series shall be issued in whole or in part in the form of one or more Global Notes and, in such case, the identity of the depositary for such Global Notes if not DTC and the legends to be placed on such Global Notes;

(15) the appointment of any Paying Agent or Agents for the Notes of such series;

(16) the obligations of the Company in addition to those set forth in Article VIII (if any) that shall not be extinguished upon the discharge or defeasance of Notes of a series pursuant to Article VIII and any different rights or obligations attendant a discharge or defeasance of Notes of a series;

(17) the terms and conditions of any right or obligation on the part of the Company, or any option on the part of the Holders, to convert or exchange Notes of such series into cash or any other securities or property of the Company or any other Person, and the additions or changes, if any, to this Indenture with respect to the Notes of such series to permit or facilitate such conversion or exchange; and

(18) any other terms of the Notes of such series (which terms shall not be inconsistent with the provisions of this Indenture, except to the extent otherwise permitted by Section 9.1).

All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.

If any of the terms of Notes of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.2 with respect to the authentication and delivery of such Notes.

SECTION 2.2. Execution and Authentication. An Officer of the Company shall sign the Notes for the Company by manual signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Notes of a series for original issue on the Issue Date therefor in an aggregate principal amount specified in the applicable Authentication Order and (2) any Additional Notes of such series for original issue from time to time after the initial Issue Date for such series in such principal amounts as set forth in Section 2.14, in each case upon a written order of the Company signed by two Officers of the Company (an “Authentication Order”). Such Authentication Order shall specify the principal amount of the Notes to be authenticated and the date on which the issue of Notes is to be authenticated. Notwithstanding anything to the contrary contained herein, the Company may from time to time, without notice to or consent of the Holders, issue such additional principal amounts of Additional Notes as may be issued and authenticated pursuant to clause (2) of this paragraph, and Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes of the same series pursuant to Section 2.6, Section 2.8, Section 2.9, Section 3.6 or Section 9.5.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

In case the Company, pursuant to Article V, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person that shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto (if not otherwise a party to the Indenture) with the Trustee pursuant to Article V, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Authentication Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If

Notes shall at any time be authenticated and delivered in any new name of a successor Person (if other than the Company) pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person (if other than the Company), at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

In connection with the transfer, authentication or cancellation of any Notes by the Trustee, in addition to the other requirements of this Article II and Section 10.4, the Trustee may require that the Company deliver to Trustee an Opinion of Counsel as provided in Section 7.2(b).

SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional paying agents. The term “Paying Agent” includes any such additional paying agent. The Company may change the Registrar or appoint one or more co-Registrars without notice.

In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company shall be responsible for the fees and compensation of all agents appointed or approved by it. Either the Company or any of its domestically incorporated wholly-owned Subsidiaries may act as Paying Agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes.

SECTION 2.4. Paying Agent To Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any Default by the Company in making any such payment. If either of the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Noteholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each series. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.6. Transfer and Exchange. Notwithstanding any other provision of this Indenture or the Notes (other than Section 2.1(e) hereof), transfers and exchanges of Notes of any series and beneficial interests in a Global Note of the kinds specified in this Section 2.6 shall be made only in accordance with this Section 2.6.

(a) Non-Global Note to Non-Global Note. A Note that is not a Global Note may be transferred, in whole or in part, to a person who takes delivery in the form of another Note of such series that is not a Global Note in accordance with Section 2.3.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(b) Exchange between Global Note and Non-Global Note. A beneficial interest in a Global Note may be exchanged for a Note of such series that is not a Global Note as provided in Section 2.1(e).

(c) Obligations with Respect to Transfers and Exchanges of Notes.

(1) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s or co-registrar’s request.

(2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.6 or 9.5).

(3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes of any series and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

(4) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(5) All Notes of any series issued upon any transfer or exchange pursuant to the terms of this Indenture shall be the valid and legally binding obligation of the Company, shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes of such series surrendered upon such transfer or exchange.

(6) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d) shall bear the legend set forth in Section 2.1(c).

(d) No Obligation of the Trustee.

(1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person in respect of any aspect of the records, or for maintaining, supervising or reviewing any records, relating to beneficial ownership interests of a Global Note, with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee and the Company may conclusively rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note of any series (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by DTC to a nominee of DTC, by a nominee of DTC to DTC or to another nominee of DTC or by DTC or any such nominee to a successor depositary or to a nominee of such successor depositary.

Neither the Trustee nor any agent thereof shall have any responsibility for any actions taken or not taken by DTC or any successor depositary.

SECTION 2.7. Business Days. If a payment date is on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. If a regular record date is on a day that is not a Business Day, the record date shall not be affected.

SECTION 2.8. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note shall provide the Company and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of the same series if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. In addition, such Holder shall furnish an indemnity or surety bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

SECTION 2.9. Outstanding Notes. Notes of any series outstanding at any time are all Notes authenticated by the Trustee except for those cancelled, those delivered for cancellation and those described in this Section 2.9 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes of any series (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation and such delivery shall be accompanied by an Officers’ Certificate in which the Company directs the Trustee to cancel such Notes. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer or exchange, payment or cancellation and, upon the written request of the Company, deliver a certificate of such cancellation to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, but this shall not prohibit the Company from issuing any Additional Notes. All cancelled Notes held by the Trustee may be disposed of by the Trustee in accordance with its then customary practices and procedures. The Trustee shall provide to the Company a list of all Notes that have been cancelled from time to time as requested in writing by the Company.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes of any series, the Company shall pay defaulted interest plus interest on such defaulted interest to the extent lawful at the rate specified therefor in the Notes of such series in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee, which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee pursuant to an Officers’ Certificate of the amount of defaulted interest proposed to be paid on each Note of the affected series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.12.

SECTION 2.13. CUSIP Numbers, etc. The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers and/or other similar numbers.

SECTION 2.14. Issuance of Additional Notes. The Company shall be entitled to issue, from time to time, Additional Notes of any series under this Indenture, which shall have identical terms as the Notes of such series issued on the initial Issue Date for such series (in each case, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto), as the case may be; provided that if the Additional

Notes are not fungible with the Notes of such series for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, copies of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the Issue Date and the “CUSIP” and “ISIN” number of any such Additional Notes and the amount of interest payable on the first payment date applicable thereto.

SECTION 2.15. One Class of Notes. The Notes of any series and any Additional Notes of such series of Notes shall vote and consent together on all matters as one class; and none of the Notes of any series or any Additional Notes of such series shall have the right to vote or consent as a separate class on any matter.

ARTICLE III

REDEMPTION

SECTION 3.1. Applicability of this Article. Redemption of Notes of a series, as permitted or required by any form of Note of such series issued pursuant to this Indenture or the documentation providing therefor, shall be made in accordance with such form of Note or documentation and this Article III; provided, however, that if any provision of any such form of Note or documentation shall conflict with any provision of this Article, the provision of such form of Note or documentation shall govern.

SECTION 3.2. Notices to Trustee; Selection of Notes to be Redeemed.

If the Company elects to redeem Notes of any series pursuant to the terms thereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

The Company shall give each notice to the Trustee provided for in this Section 3.2 at least 30 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption shall comply with the conditions herein. The record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days prior to the date selected for redemption by the Company.

If fewer than all the Notes of a series then outstanding are to be redeemed, the Trustee shall select the Notes of such series to be redeemed pro rata or by lot or by any other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers, in its discretion, to be fair and appropriate in accordance with methods generally used at the time of selection by trustees in similar circumstances, and in the case of Notes held in book entry form, in accordance with DTC’s applicable procedures.

The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions thereof that the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company of the Notes or portions of Notes to be redeemed.

SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail (or, at the Company’s option in the case of Notes held in book-entry form, send by electronic transmission) a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(1) the aggregate amount of Notes to be redeemed;

(2) the Redemption Date;

(3) the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

(6) if fewer than all the outstanding Notes of the affected series are to be redeemed, the certificate number (if certificated) and principal amounts of the particular Notes to be redeemed;

(7) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(8) the CUSIP number, or any similar number, if any, printed on the Notes being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Notes.

At the Company’s written request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the name of the Company and at the Company’s expense (which notice shall be sent by electronic transmission in the case of Notes held in book-entry form). In such event, the Company shall provide the Trustee with the information required by this Section 3.3 at least 5 Business Days prior to the date chosen for giving such notice to the Holders (unless the Trustee shall agree to a shorter period). The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Notes.

SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3, Notes called for redemption shall become due and payable on the Redemption Date and at the redemption price as stated in the notice. Upon surrender to the Paying Agent on or after the Redemption Date, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to, but not including, the Redemption Date; provided that the Company shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the Redemption Date; provided, further, that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Noteholder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.5. Deposit of Redemption Price. By no later than 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

Unless the Company defaults in the payment of such redemption price, interest on the Notes or portions of Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Note of the same series, equal in principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

ARTICLE IV

COVENANTS

SECTION 4.1. Payment of Notes. The Company covenants and agrees that it shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 2.4) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes of each series, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.12.

Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.

SECTION 4.2. Limitations on Liens. (a) So long as any Notes remain outstanding, the Company may not directly or indirectly, incur, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness secured by a Lien upon (i) any properties or assets (including Capital Stock) of the Company or any of its Subsidiaries or (ii) upon any shares of stock or Indebtedness of any of its Subsidiaries (whether such property, assets, shares of stock or Indebtedness are now existing or owned or hereafter created or acquired), in any such case unless, prior to or concurrently with the incurrence of any such secured Indebtedness, or the grant of a Lien with respect to any such Indebtedness to be so secured, the Notes (together with, at the option of the Company, any other Indebtedness of the Company or any of its Subsidiaries ranking equally in right of payment with the Notes) shall be secured equally and ratably with (or, at the Company’s option, prior to) such Indebtedness to be so secured; provided, however, that the foregoing restrictions shall not apply to:

(1) Liens on property, shares of stock or Indebtedness existing with respect to any Person at the time such Person becomes a Subsidiary of the Company or any of its Subsidiaries, provided that such Lien was not incurred in anticipation of such Person becoming a Subsidiary;

(2) Liens on property, shares of stock or Indebtedness existing at the time of acquisition thereof by the Company or a Subsidiary of the Company or any of its Subsidiaries of such property, shares of stock or Indebtedness (which may include property previously leased by the Company or any of its Subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on property, shares of stock or Indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or Indebtedness, or Liens on property, shares of stock or Indebtedness to secure any Indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property, shares of stock or Indebtedness, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property, such construction or the making of the improvements;

(3) Liens securing Indebtedness of the Company or any of the Company’s Subsidiaries owing to the Company or any of its Subsidiaries;

(4) With respect to Notes of a series, Liens existing on the initial Issue Date for such series;

(5) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, at the time such Person becomes a Subsidiary of the Company or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a Person to the Company or any of its Subsidiaries; provided that such Lien was not incurred in anticipation of such merger, consolidation, or sale, lease or other disposition or other transaction;

(6) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7) Liens securing all of the Notes (including any Additional Notes) and any Liens that secure letters of credit issued under the Global Credit Facility;

(8) Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings;

(10) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; or

(11) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) to (10), inclusive, without increase of the principal of the Indebtedness secured by such Lien; provided, however, that any Liens permitted by any of the foregoing clauses (1) to (10), inclusive, shall not extend to or cover any property of the Company or any of its Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

(b) Notwithstanding the foregoing provisions of this Section 4.2, the Company and its Subsidiaries may (i) incur Indebtedness secured by Liens that would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes; provided that after giving effect to such Indebtedness, the aggregate amount of all Indebtedness so secured by Liens (not including Liens permitted under clauses (1) through (11) above), together with all Attributable Debt outstanding pursuant to Section 4.3(b) does not exceed 10% of the Consolidated Net Assets of the Company calculated as of the date of the creation or incurrence of the Lien. The Company and its Subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

SECTION 4.3. Limitation on Sale and Leaseback Transactions.

(a) The Company shall not directly or indirectly, and shall not permit any of its Subsidiaries directly or indirectly to, enter into any sale and leaseback transaction for the sale and leasing back of any property, whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to the Issue Date;

(2) such transaction was for the sale and leasing back to the Company of any property by one of the Company’s Subsidiaries;

(3) such transaction involves a lease for not more than three years (or that may be terminated by the Company or such Subsidiary within a period of not more than three years);

(4) the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to clauses (1) through (11) of Section 4.2(a); or

(5) the Company or any Subsidiary of the Company applies an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in the business of the Company or of any of its Subsidiaries or to the retirement of long-term Indebtedness within 270 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of long-term Indebtedness, the Company may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Company.

(b) Notwithstanding the restrictions set forth in Section 4.3(a), the Company and its Subsidiaries may enter into any sale and leaseback transaction that would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all Attributable Debt outstanding with respect to such transactions, together with all Indebtedness outstanding pursuant to Section 4.2(b), does not exceed 10% of the Consolidated Net Assets of the Company calculated as of the closing date of the sale and leaseback transaction.

SECTION 4.4. Change of Control Repurchase Event. Upon the occurrence of a Change of Control Repurchase Event, the Company shall be required to make an offer to each Holder to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof on the date of purchase plus any accrued and unpaid interest to, but not including, the date of purchase, in accordance with the terms contemplated in this Section 4.4.

(a) Within 30 calendar days following any Change of Control Repurchase Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred or is about to occur and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

(2) the circumstances and relevant facts regarding such Change of Control Repurchase Event or, if the Change of Control is about to occur, the circumstances and relevant facts regarding such Change of Control;

(3) the purchase date (which shall be no earlier than 30 calendar days nor later than 60 calendar days from the date such notice is mailed);

(4) the instructions, as determined by the Company, consistent with this Section 4.4, that a Holder must follow in order to have its Notes purchased; and

(5) that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the specified purchase date, if mailed prior to the date of consummation of the Change of Control.

(b) On the purchase date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(1) accept for payment all the Notes or portions of the Notes properly tendered pursuant to its offer;

(2) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes of each series being purchased by the Company.

(c) The Paying Agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate after receipt of an Authentication Order and mail (or cause to be transferred by book-entry) to each holder a new Note of the relevant series equal in principal amount to any unpurchased portion of any Notes surrendered.

(d) Notwithstanding the foregoing provisions of this Section 4.4, the Company shall not be required to make a Change of Control Offer following a Change of Control Repurchase Event with respect to a particular series of Notes, if, with respect to such series of Notes, a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.4 applicable to a Change of Control Offer made by the Company and purchases all Notes of such series properly tendered and not withdrawn under such Change of Control Offer.

(e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e)(1) of the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.4 by virtue of such conflict.

(f) If Holders of not less than [    ]% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such notes in a Change of Control Repurchase Event, and the Company, or any third party making an offer to repurchase the Notes in the Change of Control Repurchase Event in lieu of the Company as set forth in Section 4.4(d), purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Repurchase Event, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

(g) Notes repurchased or redeemed by the Company pursuant to a Change of Control Repurchase Event will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to Section 4.4(d) will have the status of Notes issued and outstanding.

(h) Any repurchase of Notes pursuant to this Section 4.4 following the occurrence of a Change of Control Repurchase Event will be conducted in conformity with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable.

SECTION 4.5. Compliance Certificate. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by its principal executive officer, principal financial officer or principal accounting officer which shall comply with the provisions of Section 314 of the Trust Indenture Act, stating whether or not to the knowledge of the signers thereof any Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder)

occurred during the previous fiscal year, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.6. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2.

SECTION 4.7. Existence. Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation or other Person.

SECTION 4.8. SEC Reports. The Company covenants to comply with Section 314 of the Trust Indenture Act.

Delivery of such information and documents to the Trustee under this Section 4.8 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE V

CONSOLIDATION, MERGER AND SALE OF ASSETS

SECTION 5.1. When the Company May Merge or Transfer Assets. The Company shall not consolidate with or sell, lease or convey all or substantially all of its properties or assets to, or merge with or into, in one transaction or a series of related transactions, any other Person, unless:

(1) the Company shall be the continuing entity, or the resulting, surviving or transferee Person (the “Successor”) shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with clauses (1) and (2) above and that such supplemental indenture constitutes the legal, valid and binding obligation of the Successor subject to customary exceptions.

SECTION 5.2. Successor Person Substituted. The Successor will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture. The Company shall be relieved of all obligations and covenants under the Notes of each series and the Indenture; provided that in the case of a lease of all or substantially all of the Company’s assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1. Events of Default. An “Event of Default” occurs with respect to a series of Notes if:

(1) a Default in any payment of interest on any Note of such series when the same becomes due and payable occurs, and such default continues for a period of 30 days;

(2) a Default in the payment of the principal of any Note of such series when the same becomes due and payable at its Stated Maturity occurs, upon optional redemption or otherwise;

(3) the Company fails to repurchase Notes of such series tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with the covenant set forth under Section 4.4;

(4) the Company fails to comply with any of its agreements in the relevant series of Notes or this Indenture (other than those referred to in (1) or (2) above) and such failure continues for 90 days after the notice specified below;

(5) there is a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of the Company or Subsidiaries of the Company (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) outstanding in an amount in excess of $100,000,000 and continuance of this failure to pay shall have continued for 30 days after written notice specified below; provided, however, that if any such failure shall cease, or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured;

(6) a Default on any Indebtedness of the Company or Subsidiaries of the Company (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) occurs, which Default results in the acceleration of such Indebtedness in an amount in excess of $100,000,000 without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice specified below; provided, however, that if any such Default or acceleration shall be cured, waived, rescinded or annulled then the Event of Default by reason thereof shall be deemed likewise to have been cured;

(7) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a Custodian of the Company or for any substantial part of the property of the Company; or

(C) orders the winding up or liquidation of the Company;

(or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 consecutive days.

An Event of Default under one series of Notes does not necessarily constitute an Event of Default under any other series of Notes. The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default with respect to Notes of a series under clauses (4), (5) or (6) of this Section 6.1 is not an Event of Default until the Trustee (by written notice to the Company) or the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series (by written notice to the Company and the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in said clause (4), (5) or (6) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (6) of this Section 6.1, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.2. Acceleration. If an Event of Default with respect to Notes of a series (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders, shall, declare the principal of and accrued but unpaid interest on all the Notes of such series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Company occurs and is continuing, the principal of and accrued and unpaid interest on all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Notes of a series by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default with respect to Notes of such series have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3. Other Remedies. If an Event of Default with respect to a series of Notes occurs and is continuing, the Trustee, in conformity with its duties under this Indenture, will exercise all rights or powers under this Indenture at the request or direction of any Holders, provided, that the Holders provide the Trustee with an indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes of a series then outstanding by written notice to the Trustee may, on behalf of the Holders of the Notes of such series, waive any past or existing Default and its consequences except (1) a Default in the payment of the principal of or interest on a Note or (2) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.5. Control by Majority. Upon provision of security or indemnity satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Notes of each series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes of such series or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may conclusively rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.6. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, a Holder of Notes may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) An Event of Default shall have occurred and be continuing with respect to the relevant series of Notes and the Holder gives to the Trustee prior written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in aggregate principal amount of the relevant series of Notes then outstanding (including any Additional Notes of the relevant series) make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liabilities or expenses in compliance with such request;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the relevant series of Notes then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder of the relevant series (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders).

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the relevant series of the Notes held by such Holder, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or any other obligor upon the Notes, or any of their creditors or the property of the Company or such other obligor or their creditors and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

SECTION 6.10. Priorities. Any money or other property collected by the Trustee pursuant to Article VI hereof, or any money or other property otherwise distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under this Indenture;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the relevant series of the Notes for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes of a series.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates and Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such Officers’ Certificates and Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this subsection does not limit the effect of subsections (b) or (f) of this Section 7.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (f) of this Section 7.1.

(e) The Trustee shall not be liable for interest on any money or other property received by it or for holding moneys or other property uninvested, in either case, except as otherwise agreed between the Company and the Trustee. Money and other property held in trust by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other money or property except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the Trust Indenture Act, where applicable.

SECTION 7.2. Rights of Trustee.

(a) The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting in reliance on, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or through attorneys and agents, respectively, and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.

(d) The Trustee shall not be liable for any action it takes, suffers to exist or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Company or any other obligor on the Notes or by any Holder of the Notes. Any such notice shall reference this Indenture and the Notes.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities as Registrar and Paying Agent, as the case may be, hereunder.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further reasonable inquiry or reasonable investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and at reasonable times, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5. Notice of Defaults. If a Default or an Event of Default occurs with respect to the Notes and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is not opposed to the interests of Noteholders.

SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act. The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.7. Compensation and Indemnity. The Company covenants and agrees to pay to the Trustee (and any predecessor Trustee) from time to time such compensation for its services as the Company and the Trustee shall from time to time mutually agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses (including attorneys’ fees and expenses), disbursements and advances incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business. The Company shall indemnify each of the Trustee, its officers, directors, employees and any predecessor Trustees against any and all loss, damage, claim (whether asserted by the Company, a Holder or any other Person) liability or expense (including reasonable attorneys’ fees and expenses) (other than taxes applicable to the Trustee’s compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim of which a Trust Officer has received written notice and for which it may seek indemnity. Failure by the Trustee so to notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company has been prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate, to the extent reasonable, in the defense of any such claim, and, if (in the opinion of counsel to the Trustee) the facts and/or issues surrounding the claim are reasonably likely to create a conflict with the Company, the

Company shall pay the reasonable fees and expenses of separate counsel to the Trustee. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

To secure the Company’s payment obligations in this Section 7.7, the Trustee (including any predecessor trustee) shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s payment obligations pursuant to this Section 7.7 shall survive the satisfaction, discharge and termination of this Indenture, the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any bankruptcy law. In addition to and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time upon 30 days’ written notice to the Company. The Holders of a majority in principal amount of the Notes then outstanding, may remove the Trustee upon 30 days’ written notice to the Trustee and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Company. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Company shall pay all amounts due and owing to the Trustee under Section 7.7 of the Indenture. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders affected by such resignation or removal. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7.

If a successor Trustee does not take office with respect to the Notes within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII and Section 310(a) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of the parties hereto.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture; provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1. Discharge of Liability on Notes; Defeasance. (a) With respect to a series of Notes, when (i) the Company delivers to the Trustee all outstanding Notes of such series that have not already been delivered to the Trustee for cancellation or (ii)(A) all outstanding Notes of such series have become due and payable, whether at maturity, as a result of repayment at the option of the Holders or as a result of the mailing of a notice of redemption pursuant to Article III hereof or (B) the Notes of such series shall become due and payable at their Stated Maturity within one year, or the Notes of such series are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes of such series, including interest thereon to maturity or such Redemption Date, and if in the case of either clause (i) or (ii) the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate from the Company and an Opinion of Counsel from the Company that all conditions precedent provided herein for satisfaction and discharge of this Indenture have been complied with at the cost and expense of the Company.

(b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all of its obligations under the Notes of a series and this Indenture as it relates to such Notes (“legal defeasance option”) or (ii) its obligations under Section 4.2 and Section 4.3 and the operation of Sections 6.1(3), 6.1(4), 6.1(5) and 6.1(6) as it relates to a series of Notes (“covenant defeasance option”). The Company may exercise its legal defeasance option as it relates to a series of Notes notwithstanding its prior exercise of its covenant defeasance option as it relates to such Notes.

If the Company exercises its legal defeasance option with respect to the Notes of a series, payment of the Notes of such series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes of such series may not be accelerated because of an Event of Default specified in Sections 6.1(3), 6.1(4), 6.1(5) or 6.1(6).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.8, 4.1, 4.6, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Notes of each series have been paid in full. Thereafter, the Company’s and the Trustee’s obligations in Sections 7.7, 8.4 and 8.5 shall survive such satisfaction and discharge.

SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to a series of the Notes only if:

(1) the Company irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all outstanding Notes of such series (except Notes replaced pursuant to Section 2.8) to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or valuation consultants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all outstanding Notes of such series to maturity or redemption, as the case may be;

(3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(7) or (8) occurs that is continuing at the end of the period;

(4) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company;

(5) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(6) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(7) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of any of the Notes at a future date in accordance with Article III.

SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of and interest on the series of the Notes that was defeased.

SECTION 8.4. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date of payment of such principal and interest, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

Any unclaimed funds held by the Trustee pursuant to this Section 8.4 shall be held uninvested and without any liability for interest.

SECTION 8.5. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture as it relates to the defeased Notes and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that (a) if the Company has made any payment of interest on or principal of any series of the Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the particular Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE IX

AMENDMENTS

SECTION 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes of a series without notice to or consent of any Noteholder of such series:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company in accordance with the provisions of Article V;

(3) to add any additional Events of Default;

(4) to add to the covenants of the Company for the benefit of the Holders of all the Notes of such series or to surrender any right or power herein conferred upon the Company;

(5) to add one or more guarantees for the benefit of Holders of the Notes;

(6) add collateral security with respect to the Notes of such series;

(7) to add or appoint a successor or separate Trustee or other agent;

(8) to provide for the issuance of any Notes or Additional Notes of such series;

(9) to comply with any requirements in connection with qualifying this Indenture under the Trust Indenture Act;

(10) to comply with the rules of any applicable securities depository;

(11) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(12) to conform the provisions of this Indenture to the “Description of Notes” and “Description of Debt Securities” sections of any prospectus prepared in connection with the issuance of the Notes (with the basis for any such annulment pursuant to this clause (12) to be set forth in an Officers’ Certificate);

(13) to make changes to this Indenture applicable only to other series of Notes issuable hereunder; and

(14) to change any other provision if the change does not adversely affect in any material respect the interests of any Noteholder of such series.

After an amendment under this Section 9.1 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

SECTION 9.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes of a series without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding of such series (including consents obtained in connection with a tender offer or exchange for Notes). However, without the consent of each Noteholder affected, an amendment may not:

(1) change the Stated Maturity of the principal of, or installment of interest on, any Note;

(2) reduce the principal amount of, or the rate of interest on, any Notes;

(3) reduce any premium, if any, payable on the redemption or required repurchase of any Note or change the date on which any Note may or must be redeemed, repaid or required to be repurchased;

(4) change the coin or currency in which the principal of or interest on any Note is payable;

(5) impair the right of any Holder to institute suit for the enforcement of any payment on or after the Stated Maturity of any Note;

(6) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required in order to take certain actions;

(7) reduce the requirements for quorum or voting by Holders in this Indenture or the Notes;

(8) after the time an offer to repurchase the Notes in the Change of Control Repurchase Event is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(9) modify any of the provisions of this Indenture regarding the waiver of past defaults and the waiver of certain covenants by Holders except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; or

(10) modify any of the above provisions of this Section 9.2.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.2 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes of any series shall comply with the Trust Indenture Act as then in effect.

SECTION 9.4. Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective with respect to the Notes, it shall bind every Noteholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.5. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Company shall provide in writing to the Trustee an appropriate notation to be placed on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 10.4, an Officers’ Certificate of the Company and an Opinion of Counsel stating that such amendment complies with the provisions of this Article IX and that such supplemental indenture constitutes the legal valid and binding obligation of the Company in accordance with its terms subject to customary exceptions.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental Indenture shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

MISCELLANEOUS

SECTION 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision included or that is required to be included in this Indenture by the Trust Indenture Act, the duty or provision required by the Trust Indenture Act shall control.

SECTION 10.2. Notices. Any notice or communication shall be in writing (including facsimile and electronic communications in PDF format) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Ralph Lauren Corporation

650 Madison Avenue

New York, New York 10022

Facsimile Number: [                    ]

Attention: Avery S. Fischer, Esq.

with a copy to:

[                    ]

[                    ]

[                    ]

Facsimile Number: [                    ]

Attention: [                    ]

if to the Trustee:

Wells Fargo Bank, National Association

625 Marquette Avenue, 11th Floor

Minneapolis, Minnesota 55479

Facsimile Number: 612-667-2160

Attention: Corporate Trust Services

Any notices between the Company and the Trustee may be by facsimile or electronically in PDF format or certified first class mail, receipt confirmed and the original to follow by guaranteed overnight courier. The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company; provided, however, that: (1) the

Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (2) such originally executed instructions and/or directions shall be signed by an authorized Officer of the Company.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.3. Communication by Holders with other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 10.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate of the Company in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel of the Company in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.5. Statements Required in Certificate or Opinion. The certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 10.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes of a series have concurred in any direction, waiver or consent, Notes of such series owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (an “Affiliate”) shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes of such series which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes of such series outstanding at the time shall be considered in any such determination.

SECTION 10.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 10.8. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 10.9. No Recourse Against Others. A director, Officer, employee or stockholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company under the Notes of any series or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

SECTION 10.12. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 10.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 10.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

RALPH LAUREN CORPORATION

By:
Name: Title:

[Ralph Lauren Corporation Indenture]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name: Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

RALPH LAUREN CORPORATION

    % SENIOR NOTES DUE

No.	Principal Amount $ [(subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto)]*

CUSIP NO.
ISIN NO.

Ralph Lauren Corporation, a Delaware corporation, for value received, promises to pay to                     , or registered assigns, the principal sum of                 Dollars [(subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto)]* on                 , 20    .

Interest Payment Dates:                 and                 of each year, commencing on [                ] [first interest payment date relating to any Additional Notes].

Record Dates:                 and                 of each year.

Additional provisions of this Note are set forth on the other side of this Note.

*	To be inserted if a Global Note.

IN WITNESS WHEREOF, RALPH LAUREN CORPORATION has caused this Note to be duly executed.

Dated:                          ,

RALPH LAUREN CORPORATION

By
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

Dated:                          ,

[FORM OF REVERSE SIDE OF NOTE]

[Reverse of Note]

    % Senior Notes due

1. Interest

Ralph Lauren Corporation, a Delaware corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate of     % per annum.

The Company shall pay interest semiannually on                 and                 of each year (each such date, an “Interest Payment Date”), commencing on                 , 20    . Interest on the Notes shall accrue from [                , 20    ] [date of issuance of any Notes], or from the most recent date to which interest has been paid on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the [                ] or [                ] immediately preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company may make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.

3. Paying Agent and Registrar

Wells Fargo Bank, National Association, a national banking association (the “Trustee”), shall initially act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically organized wholly-owned Subsidiaries may act as Paying Agent.

4. Indenture

The Company issued the Notes under an Indenture dated as of                 , 2013 (as it may be amended or supplemented from time to time in accordance with the terms thereof,

the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Company. The Note is one of the Notes referred to in the Indenture. The Notes of this series include the Notes of this series issued on the Issue Date and any Additional Notes of this series issued in accordance with Section 2.14 of the Indenture. The Notes of this series and any Additional Notes of this series are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to create liens, enter into sale and leaseback transactions and enter into mergers and consolidations.

5. Change of Control Repurchase Event

Upon the occurrence of a Change of Control Repurchase Event, the Company will be required to make an offer to each Holder to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest to, but not including, the date of purchase, in accordance with the terms contemplated in Section 4.4 of the Indenture.

6. Redemption

[The Notes shall be redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to, but not including, the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate plus [    ]% ([    ] basis points), plus accrued and unpaid interest thereon to, but not including, the Redemption Date; provided that if the Company redeems any Notes on or after                 , 20    ([            ] months prior to the stated maturity date of the Notes), the redemption price for those Notes will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such Redemption Date.

“Independent Investment Banker” means [                ] Incorporated or their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer” means [                ] and [                ] other Primary Treasury Dealers selected by the Company, and each of their respective successors and any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal of and premium, if any, and interest on such Note that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue. In determining this rate, the Company will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Except as set forth above and in Section 5 of the Notes, the Notes shall not be redeemable by the Company prior to maturity.

The Notes shall not be entitled to the benefit of any sinking fund.]

7. Notice of Redemption

At least 30 days but not more than 60 days before a date for redemption of Notes of this series, the Company shall mail (or, at the Company’s option in the case of Notes held in book-entry form, send by electronic transmission) a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address. Notes in denominations of principal amount larger than $2,000 may be redeemed in part but only in integral multiples of

$1,000 in excess thereof. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before 11:00 a.m. (New York City time) on the Redemption Date (or, if the Company or any of its Subsidiaries is the Paying Agent, such money is segregated and held in trust) and certain other conditions are satisfied, on and after such date interest shall cease to accrue on such Notes (or such portions thereof) called for redemption.

8. Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of redemption of Notes to be redeemed and ending on the date of such mailing.

9. Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

10. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes of this series and the Indenture as it relates to the Notes of this series if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

12. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange for Notes). However, the Indenture requires the consent of each Noteholder that would be affected for certain specified amendments or modifications of the

Indenture and the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes, among other things, to cure any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to the Company and the assumption by any such Person of the obligations of the Company in accordance with Article V of the Indenture, or to add any additional Events of Default, or to add to the covenants of the Company for the benefit of the Holders of the Notes or surrender rights and powers conferred on the Company, or to add one or more guarantees for the benefit of the Holders of the Notes, or to add collateral security with respect to the Notes, or to add or appoint a successor or separate trustee or other agent, or to provide for the issuance of Additional Notes, or to comply with any requirements in connection with qualifying the Indenture under the Trust Indenture Act, or to comply with the rules of any applicable securities depository, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to change any other provision if the change does not adversely affect in any material respect the interests of any Noteholder.

13. Defaults and Remedies

Under the Indenture, Events of Default include (i) default in payment of interest on the Notes of this series that continues for 30 days; (ii) default in payment of principal of or premium on the Notes of this series at its stated maturity, upon optional redemption or otherwise; (iii) failure by the Company to repurchase Notes of this series tendered for repurchase following a Change of Control Repurchase Event, (iv) failure by the Company to comply with any covenant or agreement in the Indenture or the Notes, which continues for 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of outstanding notes; (v) failure to make any payment at maturity, including any applicable grace period, in respect of Indebtedness of the Company or the Company’s Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) with an aggregate principal amount then outstanding in excess of $100,000,000, subject to certain conditions; (vi) default in respect of other Indebtedness of the Company or the Company’s Subsidiaries (other than Indebtedness of the Company or of any of its Subsidiaries owing to the Company or any of its Subsidiaries) in an amount in excess of $100,000,000, which results in the acceleration of such Indebtedness, subject to certain conditions; and (vii) certain events of bankruptcy or insolvency involving the Company.

If an Event of Default occurs and is continuing with respect to Notes of this series, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of this series may declare all the Notes of this series to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Company are Events of Default which will result in the Notes of this series being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it in good faith determines that withholding notice is not opposed to their interest.

14. Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

15. No Recourse Against Others

A director, officer, employee or stockholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17. Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).

18. CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. No.)

and irrevocably appoint         as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                                  Your Signature:

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature

Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

Sign exactly as your name appears on the other side of this Note.

[TO BE ATTACHED IF A GLOBAL NOTE]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases and decreases in this Global Note have been made:

Date of Decrease or Increase	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian